Exhibit 99.1

                                  TEN STIX INC.
                      Table Games for the Gaming Industry
                  P.O. Box 699, Idaho Springs, Colorado 80452
                      303-567-0163 Email: tenstix@att.net
                                www.tenstix.com



                            CERTIFICATION PURSUANT TO
                             18 U.S.C. SECTION 1350,
                             AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002


     In connection with the Quarterly Report on Form 10-QSB for the six-month period ended June 30, 2002 of Ten Stix Inc., a Colorado corporation (the "Company"), as filed with the Securities and Exchange Commission on the date hereof (the "Quarterly Report"), we, Thomas E. Sawyer, President and Chief Executive Officer of the Company, and Tony A. Cranford, Treasurer and Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350 as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

1. The Quarterly Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities and Exchange Act of 1934, as amended; and

2. The information contained in this Quarterly Report fairly presents, in all material respects, the financial condition and results of operation of the Company.


                                            /s/  Thomas E. Sawyer
                                            ----------------------------------
                                                 Thomas E. Sawyer, President and
                                                 Chief Executive Officer

                                            /s/  Tony A. Cranford
                                            ----------------------------------
                                                 Tony A. Cranford, Treasurer and
                                                 Chief Financial Officer

                                            August 23, 2002